EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-26767) pertaining to the Greif, Inc. 1996 Directors Stock Option Plan

(2)	Registration Statement (Form S-8 No. 333-26977) pertaining to the Greif, Inc. Incentive Stock Option Plan

(3)	Registration Statement (Form S-8 No. 333-35048) pertaining to the Greif Bros. 401(k) Retirement Plan and Trust

(4)	Registration Statement (Form S-8 No. No. 333-46134) pertaining to the Greif, Inc. Production Associates 401(k) Retirement Plan and Trust

(5)	Registration Statement (Form S-8 No. 333-46136) pertaining to the Greif Bros. Riverville Mill Employee Retirement Savings Plan and Trust

(6)	Registration Statement (Form S-8 No. 333-61058) pertaining to the Greif, Inc. 2000 Nonstatutory Stock Option Plan

(7)	Registration Statement (Form S-8 No. 333-61068) pertaining to the Greif, Inc. 2001 Management Equity Incentive and Compensation Plan

(8)	Registration Statement (Form S-8 No. 333-106343) pertaining to the Greif Board Hourly Employees 401(k) Plan

(9)	Registration Statement (Form S-8 No. 333-106342) pertaining to the Van Leer Containers, Inc. Retirement Savings Plan for Eligible Employees

(10)	Registration Statement (Form S-8 No. 333-106341) pertaining to the Great Lakes Corrugated Corp. Hourly Employees Profit Sharing and Savings Plan

(11)	Registration Statement (Form S-8 No. 333-106337) pertaining to the American Flange & Manufacturing Co., Inc. Employees Retirement Savings Plan

(12)	Registration Statement (Form S-8 No. 333-106336) pertaining to the Great Lakes Corrugated Corp. Salaried Employees Profit Sharing and Savings Plan

(13)	Registration Statement (Form S-8 No. 333-106333) pertaining to the Greif Board Salaried Employees 401(k) Plan

(14)	Registration Statement (Form S-8 No. 333-106287) pertaining to the Van Leer Containers, Inc. Thrift Plan

(15)	Registration Statement (Form S-8 No. 333-123133) pertaining to the Greif, Inc. 2005 Outside Directors Equity Award Plan

(16)	Registration Statement (Form S-4 No. 333-100121) 8 7/8 percent Senior Subordinated Notes due 2012 of our reports dated December 27, 2006, with respect to the consolidated financial statements and schedule of Greif, Inc. and subsidiaries, Greif Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Greif, Inc. included in this Annual Report (Form 10-K) for the fiscal year ended October 31, 2006.

/s/ Ernst & Young LLP

Columbus, Ohio

December 27, 2006